Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)     Registration Statement (Form S-8 No.333-272608) pertaining to the 2021 Omnibus Incentive Plan of loanDepot, Inc.

(ii)    Registration Statement (Form S-8 No. 333-265131) pertaining to the 2021 Omnibus Incentive Plan and 2022 Inducement Plan of loanDepot, Inc.

(iii)    Registration Statement (Form S-8 No. 333-253172) pertaining to the 2021 Omnibus Incentive Plan of loanDepot, Inc.

(iv)    Registration Statement (Form S-3 No. 333-282623) pertaining to the resale of share of Class A common stock of loanDepot, Inc.

of our reports dated March 13, 2025, with respect to the consolidated financial statements of loanDepot, Inc. and the effectiveness of internal control over financial reporting of loanDepot, Inc. included in this Annual Report (Form 10-K) of loanDepot, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Irvine, California
March 13, 2025